Exhibit 10.1

FIRST AMENDMENT TO LETTER OF INTENT

(Acquisition of Skycore Digital LLC by Z Squared Inc.)

This First Amendment to Letter of Intent (this “Amendment”) is effective as of June 30, 2026 (the “Amendment Effective Date”), by and among Z Squared Inc., a Delaware corporation (the “Buyer”), MN Data Centers JV LLC, a Delaware limited liability company (“MN Data Centers”), and Claw Holdings, LLC, a North Carolina limited liability company (“Claw” and, together with MN Data Centers, the “Sellers”). The Buyer and the Sellers are referred to herein collectively as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, the Parties entered into that certain Letter of Intent, dated as of April 28, 2026 (the “LOI”), setting forth the principal terms and conditions upon which the Buyer proposes to acquire one hundred percent (100%) of the issued and outstanding membership interests of Skycore Digital LLC, a North Carolina limited liability company;

WHEREAS, Section 11.1(b) of the LOI provides that the LOI may be terminated by either the Buyer or the Members’ Representative if the Definitive Documentation has not been executed by June 30, 2026 (the “Drop Dead Date”), and further provides that the Drop Dead Date may be extended by mutual written agreement of the Parties;

WHEREAS, the Parties are continuing to negotiate the Definitive Documentation in good faith and desire additional time in which to do so;

WHEREAS, Section 16.2 of the LOI provides that the LOI may be amended only by a written instrument signed by the Buyer and the Members’ Representative acting on behalf of the Sellers; and

WHEREAS, the Parties now desire to amend the LOI to extend the Drop Dead Date, to provide that the LOI is non-binding, and to terminate the Exclusivity Period as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the LOI, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the LOI.

2. Extension of Drop Dead Date. Section 11.1(b) of the LOI is hereby amended to delete the date “June 30, 2026” each place it appears therein and to substitute in lieu thereof the date “January 15, 2027.” Accordingly, from and after the Amendment Effective Date, all references in the LOI to the “Drop Dead Date” shall mean January 15, 2027. For the avoidance of doubt, the Drop Dead Date, as so amended, may be further extended by mutual written agreement of the Parties in accordance with Section 11.1(b) of the LOI.

3. Elimination of Break-Up Fee. Section 11.2 of the LOI (Buyer Break-Up Fee) is hereby deleted in its entirety and shall be of no further force or effect, and all references in the LOI to the “Break-Up Fee” are hereby deleted. From and after the Amendment Effective Date, the Buyer shall have no obligation to pay, and the Sellers shall have no right to receive, any break-up fee, termination fee, or similar termination payment under the LOI or in connection with the transactions contemplated thereby, and no such obligation shall constitute a Surviving Provision or otherwise survive under Section 5 of this Amendment.

4. Termination of Exclusivity; Non-Exclusive Discussions. Section 7 of the LOI, together with all exclusivity, no-shop, non-solicitation, standstill, and related notice obligations of the Sellers the Company, and their respective affiliates and representatives set forth therein, is hereby terminated in its entirety and shall be of no further force or effect from and after the Amendment Effective Date. From and after the Amendment Effective Date, the discussions contemplated by the LOI shall be non-exclusive, and nothing in the LOI or this Amendment shall restrict, or be construed to restrict, any Seller, the Company, or any of their respective affiliates or representatives from, directly or indirectly, soliciting, initiating, encouraging, entertaining, entering into, continuing, or participating in any discussions, negotiations, proposals, offers, indications of interest, agreements, or transactions with any other person relating to any sale, merger, consolidation, recapitalization, financing, joint venture, or other strategic transaction involving the Company or any of its equity interests or assets, or from furnishing information to, or otherwise cooperating with, any such person.

5. Non-Binding Effect; No Other Amendment. Notwithstanding any provision of the LOI or this Amendment to the contrary, the Parties acknowledge and agree that the LOI, as amended by this Amendment, constitutes a non-binding letter of intent that reflects only the present mutual intentions of the Parties and is intended solely to facilitate the negotiation of the Definitive Documentation. Except for the Surviving Provisions, (a) neither the LOI nor this Amendment creates, evidences, or shall be construed to create any legally binding or enforceable obligation of, or liability on the part of, any Party, including any obligation to negotiate, to continue negotiating, to execute the Definitive Documentation, or to consummate the transactions contemplated by the LOI; (b) no such obligation or liability shall arise unless and until the Parties have negotiated, executed, and delivered the Definitive Documentation; and (c) any Party may terminate discussions at any time, for any reason or for no reason, without liability to any other Party. The LOI is hereby further amended to delete the word “Binding” from its caption and from each other place it appears, and any provision of the LOI previously designated or characterized as binding (including, without limitation, Sections 7 through 16 of the LOI), other than the Surviving Provisions, is hereby amended to constitute a non-binding statement of intent only. As used herein, “Surviving Provisions” means, collectively: (i) any confidentiality or non-disclosure obligations of the Parties., whether set forth in the LOI or in a separate confidentiality or non-disclosure agreement, which shall survive and remain binding in accordance with their terms; (ii) the governing law and dispute-resolution provisions set forth in Section 14 of the LOI and Section 7 of this Amendment; (iii) this provision, each of which shall remain valid, binding, and enforceable in accordance with its terms. In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the LOI, the terms of this Amendment shall control.

6. Representations. Each Party represents and warrants to the other Parties that it has all requisite power and authority to execute and deliver this Amendment and to perform its obligations hereunder, and that this Amendment has been duly authorized, executed, and delivered by such Party and constitutes a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms; provided that the foregoing shall not be construed to render the LOI, or the transactions contemplated thereby, binding except as to the Surviving Provisions (as defined in Section 5).

7. Governing Law; Dispute Resolution. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflict-of-laws principles, and the provisions of Section 14 of the LOI are incorporated herein by reference, mutatis mutandis, as if fully set forth herein.

8. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures delivered by facsimile or electronic means (including .pdf or DocuSign) shall be deemed originals for all purposes.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the Amendment Effective Date.

Z SQUARED INC.

By:
Name:	David Halabu
Title:	Chief Executive Officer

MN DATA CENTERS JV LLC

By: MN Data Centers LLC

Its: Sole Member

By: Minting Dome Inc.

Its: Sole Member

By:
Name:	Igor Soshkin
Title:	Chief Executive Officer

CLAW HOLDINGS, LLC

By:
Name:	Charlie D. Brooks II
Title:	Director